UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2008
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
          On February 13, 2008, Encore Acquisition Company (“EAC”) issued a press release announcing its unaudited fourth quarter and full year 2007 results. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
          The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          (c)            Appointment of Certain Officers
          On February 12, 2008, the Board of Directors of EAC approved the appointment of Ms. Andrea Hunter, age 32, as Vice President, Controller, and Principal Accounting Officer of EAC. Ms. Hunter was also appointed to the same positions with Encore Energy Partners GP LLC (the “General Partner”), the general partner of Encore Energy Partners LP, on February 11, 2008. Prior to her promotion, Ms. Hunter had served as Controller of EAC and the General Partner since September 2007. From July 2003 to September 2007, Ms. Hunter held positions of increasing responsibility at EAC, including financial reporting senior manager. Prior to joining EAC in July 2003, Ms. Hunter worked in public accounting, first in the Assurance and Business Advisory Services of PricewaterhouseCoopers LLP and later as an editor at Thomson Publishing’s Practitioners Publishing Company. Ms. Hunter received a Master of Science and Bachelor of Business Administration, both in Accounting, from the University of Texas at Arlington. She is a Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits
          (d)           Exhibits

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K:

99.1	Press Release dated February 13, 2008 regarding unaudited fourth quarter and full year 2007 results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: February 14, 2008	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer, and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 13, 2008 regarding unaudited fourth quarter and full year 2007 results.